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                                                                      Exhibit 24

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint Louis G. Lenzi and Pauline M. Cullen as his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead, to execute on his or her behalf, as an officer and/or director of MBIA Inc. (the
"Company"), the Registration Statement of the Company on Form S-8 (the
"Registration Statement") for the registration of shares of the Company's common stock, par value $1.00 (the "Common Stock"), in connection with the MBIA Inc.
1987 Stock Option Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the
"Act"), and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorney-in-fact and agent or substitutes may or shall lawfully do or cause to be done by virtue hereof.

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


/s/ David H. Elliott            Chairman and Chief Executive        /s/ William H. Gray, III          Director
---------------------------     Officer; Director                   ------------------------------
David H. Elliott                                                    William H. Gray, III


/s/ Julliette S. Tehrani        Executive Vice President; Chief     /s/ Freda S. Johnson              Director
---------------------------     Financial Officer and Treasurer     -------------------------------
Julliette S. Tehrani                                                Freda S. Johnson


/s/ Elizabeth B. Sullivan       Vice President and Controller       /s/ Daniel P. Kearney             Director
---------------------------                                         -------------------------------
Elizabeth B. Sullivan                                               Daniel P. Kearney


/s/ Joseph W. Brown, Jr.        Director                           /s/ James A. Lebenthal             Director
---------------------------                                        --------------------------------
Joseph W. Brown, Jr.                                               James A. Lebenthal


/s/ David C. Clapp              Director                           /s/ Pierre-Henri Richard           Director
---------------------------                                        --------------------------------
David C. Clapp                                                     Pierre-Henri Richard


/s/ Gary C. Dunton              Director                          /s/ John A. Rolls                   Director
---------------------------                                       ---------------------------------
Gary C. Dunton                                                    John A. Rolls


/s/ Claire L. Gaudiani          Director                          /s/ Richard L. Weill                Director
---------------------------                                       --------------------------------
Claire L. Gaudiani                                                Richard L. Weill
